As filed with the Securities and Exchange Commission on January 26, 2024

Registration No. 333-262691

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT NO. 333-262691

UNDER THE SECURITIES ACT OF 1933

NAVIDEA BIOPHARMACEUTICALS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	2835	31-1080091
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4100 Horizons Drive, Suite 205

Columbus, Ohio 43220

(614) 793-7500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Craig A. Dais.

Chief Financial Officer

Navidea Biopharmaceuticals, Inc.

4100 Horizons Drive, Suite 205

Columbus, Ohio 43220

(614) 793-7500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William M. Mower, Esq.
Maslon LLP
225 South Sixth Street, Suite 2900

Minneapolis, MN 55402

Approximate date of commencement of proposed sale to the public: Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the registration statement on Form S-1, Registration Number 333-262691 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission on February 14, 2022 to register subscription rights to purchase up to 35,000 units consisting of up to 35,000 shares of Series I Convertible Preferred Stock and warrants to purchase up to 53,830,000 shares of common stock of the Company (collectively, the “Registered Securities”) at a Subscription Price of $1,000 per Unit. The Registration Statement was declared effective on August 3, 2022.

On October 23, 2023, the Company’s common stock was delisted from the NYSE American LLC (“NYSE American”). As a result of the delisting from NYSE American, the Company intends to deregister and terminate its reporting obligations under the Securities and Exchange Act of 1934, as amended. Therefore, the Company has determined to terminate the offering of Registered Securities under the Registration Statement. The Company is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statement and, in accordance with the undertakings made by the Company in the Registration Statement, to remove from registration any and all of the Registered Securities that remain unsold or otherwise unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 26, 2024.

NAVIDEA BIOPHARMACEUTICALS, INC.

/s/ Craig A. Dais
Craig A. Dais
Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.